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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 25, 2006


                        BRAVO! FOODS INTERNATIONAL CORP.
                        --------------------------------
         Exact name of registrant as specified in its amended charter)

          DELAWARE                     0-20539                62-1681831
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(State or Other Jurisdiction        (Commission              (IRS Employer
      of Incorporation)             File Number)        Identification Number)

       11300 US Highway 1, Suite 202, North Palm Beach, Florida 33408 USA
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             (Address of Principal Executive Offices with Zip Code)


       Registrant's telephone number, including area code: (561) 625-1411
                                 --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Section 1.01 - Entry into a Material Definitive Agreement

Bravo! Foods International Corp. has signed a six-year contract production agreement, effective September 19, 2006, with HP Hood LLC of Chelsea, Massachusetts. HP Hood is one of only three dairy processors in the United States that has approval of the United States Food and Drug Administration to produce aseptic shelf stable milk in bottles. Bravo! has contracted with Hood for the production of Bravo!'s products through 2012. HP Hood will produce Bravo!'s products in Hood's Winchester, Virginia plant.

Under the terms of the agreement, the parties have agreed to annual volume commitments of 70 million bottles of Bravo!'s various lines of shelf-stable, single-serve flavored milk beverages. Production is expected to commence in October 2006 and ramp up quickly. The first shipment of approximately 3.8 million bottles is anticipated for November 2006, with full volume shipments of 70 million forecast for 2007. The agreement incorporates per unit monetary penalties for unused capacity by Bravo!.

Either party may be terminate the agreement for a material breach, insolvency or bankruptcy and Bravo! may terminate for the HP Hood's cessation of the production of Bravo!'s products for any period of time not in the ordinary course of business. HP Hood may terminate the agreement at any time after the commencement of production upon 365 days notice to Bravo!.

In connection with the agreement, Bravo! has issued a six year warrant to HP Hood for the purchase of 5,870,000 shares of Bravo!'s common stock at an exercise price of $0.73 per share. Bravo! has the right to call the exercise of the warrant at any time on or after the initial 36 months of the agreement, provided that the call notice is given within 10 days after the closing price of Bravo!'s common stock is not less than $1.46 per share for 20 consecutive days.

Section 1.01 -Exhibits

10.1  Bravo! - HP Hood Contract Packaging Agreement

99.1  Press Release


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Bravo! Foods International Corp.

Date: September 29, 2006               By: /s/ Roy D. Toulan, Jr.
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                                           Roy D. Toulan, Jr.,
                                           Vice President, General Counsel